Exhibit 10.10

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement"),dated as of March 30, 2000, is by and between Pathnet, Inc., a Delaware corporation (the
"Seller") and Pathnet Telecommunications, Inc., a Delaware corporation (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller currently holds certain assets relating to the fiber portion of its digital network;

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, such assets, and, as part of such purchase and sale, Seller desires to assign, and the Purchaser desires to assume, all of the obligations and liabilities relating to such assets, subject, in each case, to the exemptions, terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined).

         (a)      Affiliate: As defined in Section 8.1.

         (b)      Agreement: As defined in the preamble.

         (c)      Closing: As defined in Article VII.

         (d) Colonial Contribution Agreement: Shall mean that certain Contribution Agreement, dated as of November 2, 1999, by and among the Purchaser, the Seller and Colonial Pipeline Company, a Delaware and Virginia corporation.

         (e) Contribution Agreements: Shall mean (i) that certain Contribution Agreement, dated as of November 2, 1999, by and among the Purchaser, the Seller and The Burlington Northern Santa Fe Railway Company, a Delaware corporation,
(ii) that certain Contribution Agreement, dated as of November 2, 1999, by and among the Purchaser, the Seller and CSX Transportation, Inc., a Virginia corporation, (iii) that certain Contribution Agreement, dated as of November 2, 1999, by and among the Purchaser, the Seller and the preferred stockholders of the Purchaser, (iv) that certain


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Contribution  Agreement,  dated  as of  November  2,  1999,  by  and  among  the
Purchaser, the Seller and certain common stockholders of the Purchaser, and (v) that certain Contribution Agreement, dated November 4, 1999, by and among the Purchaser, the Seller and David Schaeffer.

         (f)      Contribution Agreement Closing: As defined in Section 6.1(e).

         (e)      Fiber Assets:     As defined in Section 2.1.

         (f)      Indemnified Persons:      As defined in Section 8.1

         (g)      Indemnifying Persons:     As defined in Section 8.1.

         (h)      Purchaser: As defined in the preamble.

         (i)      Purchased Assets: As defined in Section 2.1.

         (j)      Purchase Price:   As defined in Section 4.1.

         (k)      Seller: As defined in the preamble.

         (l)      Survival Date:    As defined in Section 8.4.

                                   ARTICLE II
                              ASSETS TO BE ACQUIRED

         2.1 Acquisition and Transfer of Assets. At the Closing (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller all right, title and interest of Seller in and to the certain assets relating to the fiber portion of Seller's digital network, including, without limitation, in and to all of the assets, properties, rights, contracts and claims employed in connection with such assets, wherever located, whether tangible or intangible, as the same shall exist as of the Closing. The assets, properties, contracts and claims to be purchased pursuant to this Agreement are hereinafter collectively referred to as the "Fiber Assets." The Fiber Assets shall include, without limitation, all right, title and interest of Seller and its Subsidiaries in and to the assets, properties, rights, contracts and claims described in the following paragraphs
(a) through (g) but in each case, only to the extent exclusively used in, held for exclusive use in or exclusively related to the Fiber Assets:

         (a) all rights in, to and under all contracts, commitments and other agreements of Seller set forth below:

         (i) Agreement between Pacific Fiber Link, LLC (A/K/A Worldwide Fiber, Inc.) and Pathnet, Inc., dated March 31, 1999 as amended by Letter, dated


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                  June 28, 1999 and the Marketing Agreement between Pacific
                  Fiber Link, LLC (A/K/A Worldwide Fiber, Inc.) and Pathnet, dated March 31, 1999.

         (ii) Dark Fiber Network Agreement by and between Pathnet, Inc., Tri-State Generation and Transmission Association, Inc. and other Participating Members Systems named therein, dated August 5, 1999, Letter Agreement between Pathnet, Inc. and Tri-State Generation and Transmission Association, Inc. dated December 31, 1999 and Letter Agreement between Pathnet, Inc. and Tri-State Generation and Transmission Association, Inc. dated January 17, 2000, including the associated right of way pursuant to Fiber Optic Cable Construction and Use Agreement between Public Service Company of New Mexico and Pathnet, Inc. dated June 9, 1999 and Fiber Optic Cable License Agreement between Public Service Company of New Mexico and Pathnet, Inc. dated December 23, 1999.

         (iii) Agreement between CapRock Telecommunications Corp and Pathnet, Inc. dated November 18, 1999 and Joint Marketing Agreement between Pathnet, Inc. and CapRock Telecommunications, Corp, dated November 18, 2999 and Letter Agreement between Pathnet, Inc. and CapRock Telecommunications, Inc., dated January 17, 2000.

         (b) all inventories of work-in-progress, raw materials, finished products, supplies, spare parts and other materials relating to the fiber route under construction between Chicago, Illinois and Aurora, Colorado;

         (c) all rights in and to insurance and indemnity claims relating to the Fiber Assets;

         (d) all prepaid expenses, advances and deposits relating to the Fiber Assets;

         (e) all rights, choses in action and claims, (known or unknown, matured or unmatured, accrued or contingent) against third parties relating to the Fiber Assets;

         (f) all goodwill and going concern rights associated with the items listed above; and

         (h) a license to the intellectual property of Seller as set forth in the License of Marks attached hereto as Exhibit A.

For convenience of reference, the assets, properties, interests in properties and rights that are to be sold, transferred, conveyed and assigned to Purchaser pursuant to this Section 2.1 are collectively referred to herein as the "Purchased Assets."

         2.2 Instrument of Conveyance and Transfer, Etc. At the Closing, Seller shall deliver (or cause to be delivered) to Purchaser such deeds, bills of sale, endorsements, assignments and other instruments of transfer, conveyance and assignment as shall be


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necessary to transfer,  convey and assign the Purchased Assets to the Purchaser.
Simultaneously therewith, Seller shall take all steps as may be required to put the Purchaser in possession of the Purchased Assets.

         2.3 Right of Endorsement, Etc. Effective upon the Closing, Seller hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney of the Seller with full power of substitution, in the name of Purchaser, or the name of Seller, on behalf of and for the benefit of Purchaser, to collect all accounts and notes receivable and other items being transferred, conveyed and assigned to Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments in the name of Seller, to institute and prosecute, in the name of Seller or otherwise, all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Purchaser may deem advisable. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Seller, directly or indirectly, whether by the dissolution of Seller or in any manner or for any reason.

         2.4 Further Assurances; Etc. Seller shall pay to Purchaser promptly any amounts which shall be received by Seller after the Closing which are, or are received in connection with, Purchased Assets. Seller at any time and from time to time after the Closing, upon the request of Purchaser and at the expense of Seller, shall do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurance as may be required for the better transferring, conveying, assigning and assuring to Purchaser, or for aiding and assisting in the collection of or reducing to possession by Purchaser, any of the assets, properties or rights being purchased hereunder.

         2.5 Assignment of Contracts, Rights, Etc. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to transfer, sublease or assign any contract, license, lease, sales order, purchase order or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom or any permit or operating authority if an attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of Purchaser thereunder. Seller and Purchaser shall use their respective best efforts, and shall cooperate with each other, to obtain the consent of such third party to any of the foregoing to the assignment or transfer thereof to Purchaser in all cases in which such consent is required for assignment or transfer. If such consent is not obtained, Seller shall cooperate with Purchaser in any arrangements necessary or desirable to provide for Purchaser the benefits thereunder, including, without limitation, enforcement for the benefit of Purchaser of any and all rights of Seller thereof against the other party thereto arising out of the cancellation by such other party or otherwise.


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
                                   ARTICLE III
                            ASSUMPTION OF LIABILITIES

         On the terms and subject to the conditions of this Agreement, simultaneously with the transfer, conveyance and assignment to Purchaser of the Purchased Assets, Purchaser shall assume all of the liabilities and obligations relating to the Purchased Assets as such liabilities and obligations shall exist immediately prior to the Closing.

                                   ARTICLE IV
                           PURCHASE PRICE OF PURCHASED
                               ASSETS; ALLOCATION

         4.1 Purchase Price. The aggregate purchase price to be paid for the Purchased Assets shall be $70,000,000 (the "Purchase Price"). At the Closing, against delivery to the Purchaser of appropriate instruments of transfer, conveyance and assignment with respect to the Purchased Assets, the Purchaser shall deliver to the Seller, a Promissory Note in the form attached hereto as Exhibit B in the principal amount of $70,000,000.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

             (a) Organization, Standing and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and the Seller has all requisite corporate power and authority and to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Seller is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary.

             (b) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and on the part of the Seller and this Agreement constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement nor the consummation by the Seller of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Seller, (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument or agreement to which the Seller, or by which the Seller, or any of its properties or assets is or may be bound or (iii) violate any law,


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
         statute, rule or regulation or order, writ, judgment, injunction or decree applicable to the Seller, or any of its properties or assets.


         5.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

                  (a) Organization, Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Purchaser with any of the provisions hereof will
         (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws, (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument or agreement to which the Purchaser is a party, or by which it or its properties or assets may be bound, or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Purchaser or any of its properties or assets.
                                   ARTICLE VI
                              CONDITIONS OF CLOSING

         6.1 Conditions of Obligations of the Purchaser. The obligations of the Purchaser to perform this Agreement are subject to the satisfaction of the following conditions unless waived by the Purchaser:

                  (a) Representations and Warranties. The representations and warranties of the Seller set forth in Section 5.1 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as hereinafter defined) as though made on and as of the Closing Date.

                  (b) Authorization. All action necessary to authorized the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken.


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
                  (c) Instruments of Transfer, Conveyance and Assignment. The Purchaser shall have received duly executed instruments of transfer, conveyance and assignment as contemplated by Section 2.2 hereof.

                  (d) Consents and Approvals. The Purchaser shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby including the consent of the holders of the Seller's 12 -1/4% Senior Notes in accordance with the Indenture by and between Pathnet, Inc. and The Bank of New York, dated April 8, 1998.

                  (e) Closing under Contribution Agreements. The Closing (as defined in the Contribution Agreements) and the Initial Closing (as defined in the Colonial Contribution Agreement) shall have occurred (together, such occurrences, the "Contribution Agreement Closing").

         6.2 Conditions of Obligations of the Seller. The obligations of the Seller to perform this Agreement are subject to the satisfaction of the following conditions unless waived by the Seller:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser set forth in Section 5.2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Purchaser.

                  (c) Closing under Contribution Agreements. The Contribution Agreement Closing shall have occurred.

                                   ARTICLE VII
                                     CLOSING

         The closing (the "Closing") for the  consummation  of the  transactions
contemplated  by  this  Agreement  shall  take  place   immediately   after  the
Contribution Agreement Closing shall have occurred.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Definitions. As used in this Article VIII, the following terms shall have the following respective meanings:


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
                  (a) "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person or entity.

                  (b) "Indemnified Persons" shall mean and include the Purchaser, all Affiliates of the Purchaser, and the successors and assigns of the foregoing; and

                  (c) "Indemnifying Persons" shall mean the Seller and its successors and assigns.

         8.2 Indemnification. The Indemnifying Persons shall, jointly and severally, indemnify and save the Indemnified Persons, and each of them, harmless from, against, for and in respect of the following:

                  (a) any and all liabilities and obligations of the Seller not assumed by the Purchaser pursuant to this Agreement;

                  (b) any liabilities and obligations of the Indemnifying Persons for fees, costs and expenses relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal and accounting fees and expenses and taxes incurred by the Indemnifying Persons;

                  (c) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by the Indemnified Persons, or any of them, and arising from a breach of any representation, warranty, covenant or agreement of the Indemnifying Persons contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered by any of such parties pursuant hereto or in connection with the transactions contemplated hereby, or any facts or circumstances constituting such breach;

                  (d) all damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by the Indemnified Persons, or any of them, as a result of non-compliance by the Seller with the provisions of the "bulk sales laws" of any state which may be applicable to the transactions contemplated hereby;

                  (e) all damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by the Indemnified Persons, or any of them, as a result of the failure to obtain any consent or provide any benefit under any contract, license, lease, sales order, purchase order or other agreement, claim, right, permit or operating authority; and

                  (f) all reasonable costs and expenses (including, without limitation reasonable attorney's, accountants' and other professional fees and expenses)


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
         incurred by the Indemnified Persons, or any of them, in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under Section 8.2(a), Section 8.2(b), Section 8.2 (c), Section 8.2 (d) and Section 8.2 (e) hereof.

No  claim,  demand,  suit or  cause  of  action  shall be  brought  against  the
Indemnifying Persons under or pursuant to this Section 8.2 unless the Indemnified Persons, or any of them, at any time prior to the Survival Date (as defined in Section 8.4 hereof), give the Indemnifying Persons written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings within one year subsequent to the Survival Date for the enforcement of its or their rights under this Agreement.

         8.3 Third Party Claims. The obligations and liabilities of the Indemnifying Persons hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) The Indemnified Persons shall give prompt written notice to the Indemnifying Persons of any assertion of liability by a third party which might give rise to a claim by the Indemnified Persons against the Indemnified Persons based on the indemnity agreements contained in Section 8.2 hereof, stating the nature and basis of said assertion and the amount thereof, to the extent known.

                  (b) In the event any action, suit or proceeding is brought against the Indemnified Persons, with respect to which the Indemnifying Persons may have liability under the indemnity agreement contained in
         Section 8.2 hereof, the action, suit or proceeding shall, upon the written agreement of the Indemnifying Persons that they are obligated to indemnify under the indemnity agreement contained in Section 8.2 hereof, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the Indemnifying Persons. The Indemnified Persons shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Persons unless (i) the employment of such counsel shall have been authorized by the Indemnifying Persons in connection with the defense of such action, suit or proceeding, (ii) the Indemnifying Persons shall not have agreed, promptly after the notice to them provided in subsection (a) above, that they are obligated to indemnify under the indemnity agreement contained in Section 8.2 hereof or (iii) such Indemnified Person shall have reasonably concluded that such action, suit or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained in Section 8.2 hereof, or that there may be defenses available to it (or them) which are different from or additional to those available to the Indemnifying Persons, in any of which events the Indemnifying Persons shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnified Persons and that portion of such fees and expenses reasonably


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
         related to matters  covered by the  indemnity  agreement  contained  in
         Section 8.2 hereof shall be borne by the Indemnifying Persons. The Indemnified Persons shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not they are so represented. The Indemnifying Persons shall make available to the Indemnified Persons and their attorneys and accountants all books and records of the Indemnifying Persons relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                  (c) The Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons.

         8.4 Survival. All representations and warranties contained in this Agreement shall survive the Closing hereunder until the second anniversary (the "Survival Date") of the date hereof, at which time such representations and warranties shall expire and be terminated and extinguished.

         8.5 Remedies Cumulative. The remedies provided for in this Article VIII shall be cumulative and shall not preclude assertion by the Indemnified Persons of any other rights or the seeking of any other remedies against the Indemnifying Persons.

                                   ARTICLE IX
                       AMENDMENT, MODIFICATION AND WAIVER

         This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto, except that any party to this Agreement may waive any obligation owed to it by another party under this Agreement. The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Bulk Sales Compliance. Subject to Section 8.2(d), the Purchaser hereby waives compliance by the Seller with the provisions of the "bulk sales laws" (i.e., Article 6 of the Uniform Commercial Code) of any state which may be applicable to the transactions contemplated hereby.

         10.2 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the entire agreement among the Purchaser and the Seller with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto.


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
         10.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         10.4 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         10.6 Benefits of Agreements. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                PATHNET, INC.


                                By: /s/ Mary McDermott
                                   -------------------------------------
                                Name: Mary McDermott
                                Title: Senior Vice President, General Counsel
                                        and Secretary


                                PATHNET TELECOMMUNICATIONS, INC.


                                By: /s/ Mary McDermott
                                   -------------------------------------
                                Name: Mary McDermott
                                Title: Senior Vice President, General Counsel
                                        and Secretary

                                                                       EXHIBIT A


                                LICENSE OF MARKS

                  WHEREAS, Pathnet, Inc., a Delaware corporation having offices at 1015 31st Street, N.W., Washington, D.C., 20007 ("Licensor"), has adopted, used and is using trademarks, service marks, logos and designs including without limitation the "A NETWORK OF OPPORTUNITIES" and "PATHNET" service marks and the Pathnet logo (all such trademarks, service marks, logos and designs shall be collectively referred to herein as the "Marks"); and

                  WHEREAS, Pathnet Telecommunications, Inc., a Delaware corporation having offices at 1015 31st Street, N.W., Washington, D.C., 20007 ("Licensee"), is desirous of a license to use the Marks;

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. License. Licensor does hereby grant to Licensee the perpetual, non-exclusive right and license to use the Marks on a royalty-free basis in connection with Licensee's telecommunications business; provided, however, that Licensee shall retain the right to use the Marks.

         2. Ownership of Marks. Licensee acknowledges and agrees that (a) Licensor is the owner of the entire right, title and interest in and to the Marks and the Marks, or any form or embodiment thereof (as well as the goodwill now or hereafter attached to the same) are the property of and all use thereof shall inure to the benefit of Licensor, and (b) Licensee shall have no rights to the Marks other than those set forth in this License of Marks.

         3. Approvals/Quality Control. Licensee shall, upon request of Licensor, submit representative samples of Licensee's use of the Marks to Licensor, without charge to Licensor, and Licensor shall have a period of ten (10) days to notify Licensee of their acceptance or rejection.

         4. Representations, Warranties and Covenants of Licensor. Licensor represents and warrants that it is the owner of the Marks and the registrant therefor, that Licensor has the full power and authority to license the right to use the Marks, that Licensor has not entered into any agreements in conflict with this License of Marks, and that there are no actions, suits or proceedings pending or, to Licensor's knowledge, threatened against Licensor with respect to the Marks. Licensor agrees to take all such further actions, and to execute any and all such further documents and instruments, as may be necessary or desirable to confirm the license executed hereby.

         5. Assignment. Neither party may assign any or all of its rights or delegate any of its duties under this Agreement without the consent of the other party, provided, that either party hereto may assign its rights, but not its obligations, to any Affiliate without the consent of the other party. For the purposes of this
Section 5, an "Affiliate" of a party shall mean a subsidiary of such party or other entity under common ownership or control.

                  IN WITNESS WHEREOF, this LICENSE OF MARKS is made and effective as of the 30th of March, 2000.



                                       PATHNET, INC.


                                       By: ___________________________________
                                      Name:
                                     Title:


                                       PATHNET TELECOMMUNICATIONS, INC.


                                       By: ___________________________________
                                      Name:
                                     Title:

                                                                       Exhibit B

                                     FORM OF
                                 PROMISSORY NOTE

     $70,000,000.00                                               March 30, 2000


         FOR VALUE RECEIVED, PATHNET TELECOMMUNICATIONS, INC., a corporation duly organized under the laws of the State of Delaware (the "Purchaser"), promises to pay to Pathnet, Inc., a Delaware corporation, at 1015 31st Street, Washington, DC 20007 ("Seller"), or at such other place as the holder of this Note may from time to time designate in writing, the principal amount of SEVENTY MILLION AND NO/100 DOLLARS ($70,000,000.00), together with interest on the unpaid principal amount of this Note computed from the date of Closing as defined in the Assignment and Acceptance Agreement (the "Assignment and Acceptance") by and between Purchaser and Seller, dated the date hereof, as amended from time to time, until the entire indebtedness is paid, at the rate of twelve and one quarter percent (12-1/4%) per annum. The principal amount of this Note shall be due and payable on March 31, 2010. Accrued interest calculated on the outstanding principal amount as described above shall be payable yearly on the last day of each year commencing with the year ended December 31, 2000. All payments hereunder shall be made in lawful money of the United States of America.

         The unpaid principal amount of this Note may be prepaid in whole or in part at any time.

         The entire unpaid principal amount of this Note or any extension or renewal hereof, together with accrued interest and all charges owing under this Note or the Assignment and Acceptance, shall immediately become due and payable at the option of the holder of this Note, without demand or notice, upon the occurrence of any of the following Events of Default:

         (a) Purchaser fails to pay the principal amount of this Note when the same becomes due and payable (whether on the date on which such principal becomes due or upon acceleration or otherwise); or

         (b) Purchaser fails to pay any interest when the same becomes due and payable hereunder and such failure to pay continues for ten (10) business days after the date on which such payment of interest was due.

         If this Note, after maturity, whether by acceleration or otherwise, is placed in the hands of an attorney for collection, whether suit is brought on the same or not, Purchaser shall pay to the holder of this Note all attorneys' fees as are incurred for the purposes of collection hereof.

         Each Obligor under this Note (which term shall include all makers, guarantors, endorsers and other persons assuming obligations pursuant to this
Note) hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor.

         This Note may not be changed orally, but only by an agreement in writing which is signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         IN WITNESS WHEREOF, Purchaser has caused this Note to be duly executed on its behalf as of the date set forth at the beginning of this Note, as the act and deed of Purchaser.


                                    PATHNET TELECOMMUNICATIONS, INC.


                                    By:     ____________________________________
                                            Name:
                                            Title: